As filed with the Securities and Exchange Commission on April 11, 1994

                                         Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                              ________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           TPI ENTERPRISES, INC.
           (Exact name of registrant as specified in its charter)

            NEW JERSEY                                 22-1899681
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)


      PHILLIPS POINT, EAST TOWER, SUITE 909, 777 SOUTH FLAGLER DRIVE
                      WEST PALM BEACH, FLORIDA 33401
                (Address of Principal Executive Offices)

        TPI ENTERPRISES, INC.  1992 STOCK OPTION AND INCENTIVE PLAN
       TPI ENTERPRISES, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                         (Full  title of the plan)

     ROBERT A. KENNEDY
     EXECUTIVE VICE PRESIDENT
     TPI ENTERPRISES, INC.
     PHILLIPS POINT
     EAST TOWER, SUITE 909
     777 SOUTH FLAGLER DRIVE
     WEST PALM BEACH, FLORIDA 33401
     (NAME AND ADDRESS OF AGENT FOR SERVICE)
     (407) 835-8888
     (Telephone number, including area code, of agent for service)

     Please send copies of communications to
     RONALD C. BARUSCH, ESQ.
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
     1440 NEW YORK AVENUE, N.W.
     WASHINGTON, D.C.  20005
     (202) 371-7000

     CALCULATION OF REGISTRATION FEE

       Title of    Amount to     Proposed      Proposed        Amount
      securities       be         maximum       maximum           of
        to be      registered    offering      aggregate    registration
     registered                  price per     offering          fee
                                  share*        price*
        Common     1,500,000      $6.94       $10,410,000    $3,590.00
      Stock, par     shares
      value $.01
      per share

     * Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee



     REOFFER PROSPECTUS

     TPI ENTERPRISES, INC.
     PHILLIPS POINT
     EAST TOWER, SUITE 909
     777 SOUTH FLAGLER DRIVE
     WEST PALM BEACH, FLORIDA 33401
     (407) 835-8888

     COMMON STOCK (PAR VALUE $.01 PER SHARE)

  1,350,000 SHARES OF COMMON STOCK UNDER 1992 STOCK OPTION AND INCENTIVE PLAN

  150,000 SHARES OF COMMON STOCK UNDER NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                    This Prospectus is being used in connection with the offering from time to time by officers and other key executive employees (the "Registered Shareholders") of TPI Enterprises, Inc., a New Jersey corporation, and/or its subsidiaries (the "Company"), who may be deemed "affiliates" of the Company as defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.0l per share, of the Company (the "Common Stock"), which may be acquired by them pursuant to the Company's 1992 Stock Option and Incentive Plan (the "1992 Plan") or the Company's Non-Employee Directors Stock Option Plan (the "Director Plan") (collectively, the "Plans").

                    It is anticipated that the Registered Shareholders will offer shares of Common Stock for sale at prevailing prices in the over-the-counter market on the date of sale, and the commissions payable will be the regular commissions of brokers for effecting such sales. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Registered Shareholders will be borne by each such Registered Shareholder. The Company will not receive any of the proceeds from such sales.

                    The Registered Shareholders and any broker executing selling orders on behalf of the Registered Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                    The Common Stock is traded in the over-the-counter market. On April 8, 1994, the closing price of the Common Stock as reported by the NASDAQ National Market System was $7.25 per share.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
          OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
          CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is April 11, 1994

               No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering described herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer to sell, solicitation of an offer to buy or sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.


                                   TABLE OF CONTENTS

          AVAILABLE INFORMATION

          INCORPORATION OF CERTAIN DOCUMENTS
          BY REFERENCE

          THE COMPANY

          REGISTERED SHAREHOLDERS

          STATEMENT ON INDEMNIFICATION


                              AVAILABLE INFORMATION

                    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission:
          Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604 and 75 Park Place, 14th floor, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                    In the event that an appendix or other supplement is used by the Company to update information in this Prospectus, the Company will provide persons who have already received copies of this Prospectus with a copy of any such current appendix or supplement. Upon request, the Company will also furnish an additional Prospectus, as currently supplemented, to anyone who has misplaced or discarded his copy.

                    The Company has filed Registration Statements with the Commission under the Securities Act with respect to the Common Stock to which this Prospectus relates. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information so omitted may be obtained at the Commission's principal offices in Washington, D.C. upon payment of the fees prescribed by the Commission.
          The Company maintains its principal executive offices at Phillips Point, East Tower, Suite 909, 777 South Flagler Drive, West Palm Peach, Florida 33401, and its telephone number is (407) 835-8888.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                    The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-7961) are incorporated herein by reference:

                    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993;

                    2. As to the Common Stock, which is registered under Section 12 of the Exchange Act, the description of such class of securities as given in Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986 setting forth Article Third of the Company's Restated Certificate of Incorporation; and

                    3. All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold as of the date of filing of such documents.

                    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, the Company's Annual Report to Shareholders for the Company's last fiscal year and any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests should be directed to:
          Secretary, TPI Enterprises, Inc., Phillips Point, East Tower, Suite 909, 777 South Flagler Drive, West Palm Beach, Florida 33401 (telephone number (407) 835-8888).

                    Any statements contained in a document
          incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

                    TPI Enterprises, Inc., a New Jersey corporation, has executive offices located at Phillips Point, East Tower, Suite 909, 777 South Flagler Drive, West Palm Beach, Florida 33401, telephone number (407) 835-8888.

                             REGISTERED SHAREHOLDERS

                    This Prospectus relates to shares of Common Stock which may be acquired by certain officers, directors, employees and consultants of the Company and other persons who may be deemed affiliates of the Company pursuant to the Plans (collectively, the "Registered Shareholders"). The address of each Registered Shareholder is c/o TPI Enterprises, Inc., Phillips Point, East Tower, Suite 909, 777 South Flagler Drive, West Palm Beach, Florida 33401.

                    The following table sets forth the name and position or positions with the Company and/or its subsidiaries of each Registered Shareholder and (a) the number of shares of Common Stock which each Registered Shareholder beneficially owned as of April 11, 1994 (including shares obtainable under currently exercisable options previously granted under the Plans which are exercisable within sixty (60) days of April 11, 1994); (b) the number of shares of Common Stock which each Registered Shareholder has acquired pursuant to the Plans or may acquire pursuant to the exercise of options granted to such Registered Shareholder under the Plans, some or all of which shares may be sold from time to time pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Registered Shareholder following this offering, assuming the exercise of all options (exercisable within sixty days of the date hereof) heretofore granted to such Registered Shareholder and not cancelled and the sale of all shares acquired upon exercise of such options by such Registered Shareholder pursuant to this offering.

                    This table reflects all Registered Shareholders who are eligible to resell and the amounts of securities available to be resold after exercise of the options, whether or not they have a present intent to do so. As of April 8, 1994 no Registered Shareholder has exercised any stock options under the Plans.


  Registered Shareholder    Shares             Shares         Amount/Percentage
  and Position with         Beneficially       Covered        Shares
  Beneficial the Company or Owned as of        by this        Owned After
  Its Subsidiaries          April 11, 1994     Prospectus     This Offering


  J. Gary Sharp              116,275 (1)       100,000          16,275  (17)
  President and
  Chief Executive Officer

  Frederick W. Burford        53,442 (2)       100,000          33,442 (17)
  Executive Vice President
  and Chief Financial
  Officer

  Haney A. Long, Jr.          30,843 (3)        50,000          20,843 (17)
  Vice President of
  Procurement and
  Distribution

  Gary W. Borth               46,231 (4)        50,000          36,231  (17)
  Vice President of
  Operations - Captain D's

  Les Lockhart                38,402 (5)        50,000          28,402  (17)
  Vice President of
  Development

  Osvaldo Cisneros         3,979,144 (6)        14,500 (13)  3,975,144  19.6%
  Director

  Paul J. Siu                 11,800 (7)        12,500 (14)      1,800  (7)
  Director

  Edwin B. Spievack           12,500 (8)        12,500 (14)      2,500  (17)
  Director

  Thomas M. Taylor         2,604,523 (9)        14,500 (15)  2,602,523  12.8%
  Director

  John L. Marion, Jr.         9,500 (10)        14,500 (15)      7,500  (17)
  Director

  Douglas K. Bratton        142,785 (11)        14,500 (15)    140,785  (17)
  Director

  Lawrence F. Levy            2,000 (12)        12,500 (16)          0  (17)
  Director

               (l) Represents (i) 45,955 Common Shares owned by Mr. Sharp and (ii) 70,320 Common Shares issuable upon the exercise of presently exercisable options.

               (2) Represents (i) 2,827 Common Shares owned by Mr. Burford, (ii) 46,000 Common Shares issuable upon the exercise of presently exercisable options and (iii) 4,615 Common Shares issuable upon conversion of 8 1/4% Debentures of the Company.

               (3) Represents (i) 1,600 Common Shares owned by Mr. Long, (ii) 48 Common Shares owned indirectly by Mr. Long pursuant to the 1989 Employee Stock Purchase Plan, (iii) 24,580 Common Shares issuable upon the exercise of presently exercisable options and (iv) 4,615 Common Shares issuable upon conversion of 8 1/4% Debentures of the Company.

               (4) Represents (i) 7,000 Common Shares owned by Mr. Borth, (ii) 911 Common Shares owned indirectly by Mr. Borth pursuant to the 1989 Employee Stock Purchase Plan, and (iii) 38,320 Common Shares issuable upon the exercise of presently exercisable options.

               (5) Represents (i) 2,000 Common Shares owned by Mr. Lockhart, (ii) 1,002 Common Shares owned indirectly by Mr.
     Lockhart pursuant to the 1989 Employee Stock Purchase Plan,
     (iii) 34,600 Common Shares issuable upon the exercise of presently exercisable options and (iv) 800 Common Shares issuable upon the exercise of options exercisable within 60 days.

               (6) Includes 1,500,000 Common Shares owned by Balanchine Corporation over which Mr. Cisneros has the right to provide instructions as to voting, disposition and receipt of dividends and thus may be deemed to have shared voting and shared dispositive power over such Common Shares. Also includes 2,475,144 Common Shares beneficially owned by Macuto, S.A. ("Macuto"), of which Mr. Cisneros is the sole stockholder, and thus he may be deemed to beneficially own any Common Shares beneficially owned by Macuto. Mr. Cisneros may be deemed to have shared voting power over 1,237,572 of such Common Shares and shared dispositive power over all of such Common Shares. Also includes 2,000 Common Shares issuable upon the exercise of presently exercisable options and 2,000 options exercisable within sixty days. Does not include 11,000 Comon Shares obtainable upon exercise of presently non-exercisable options granted pursuant to the Director Plan, 2,500 of which are subject to shareholder approval of the amendment to such Plan.

               (7) Represents (i) 1,800 Common Shares owned by Mr. Siu, and (ii) 10,000 Common Shares issuable upon the exercise of presently exercisable options. Does not include 5,000 Common Shares obtainable upon exercise of presently non-exercisable options granted pursuant to the Director Plan, 2,500 of which are subject to shareholder approval of the amendment to such Plan.

               (8) Represents (i) 2,500 Common Shares owned by Mr. Spievack, and (ii) 10,000 Common Shares issuable upon the exercise of presently exercisable options. Does not include 5,000 Common Shares obtainable upon exercise of presently non-exercisable options granted pursuant to the Director Plan, 2,500 of which are subject to shareholder approval of the amendment to such Plan.

               (9) Represents (i) 1,589,703 Common Shares held by The Airlie Group L.P., over which Mr. Taylor shares dispositive power through TMT-FW, Inc., (ii) 546,154 Common Shares obtainable upon conversion of the Company's 8 1/4% Debentures held by The Airlie Group L.P., and (iii) 466,666 Common Shares obtainable upon exercise of warrants held by The Airlie Group L.P. Also includes 2,000 Common Shares issuable upon presently exercisable options. Does not include 13,000 Common Shares obtainable upon exercise of presently non-exercisable options granted pursuant to the Non-Employee Directors Plan, 2,500 of which are subject to shareholder approval of the amendment to such Plan.

              (10) Includes 7,500 Common Shares and 2,000 Common Shares issuable upon the exercise of presently exercisable options. Does not include 13,000 Common Shares obtainable upon exercise of presently non-exercisable options granted pursuant to the Directors Plan, 2,500 of which are subject to shareholder approval of the amendment to such Plan.

              (11) Includes 6,834 Common Shares, 91,618 Common Shares obtainable upon conversion of the Company's 5% Debentures and 35,833 Common Shares obtainable upon exercise of warrants, all held by TPI Investors, L.P., over which Mr. Bratton has sole voting and dispositive power. Also includes 1,000 Common Shares owned by Mr. Bratton and 5,500 Common Shares owned by Mr. Bratton and his spouse, as joint tenants, and 2,000 Common Shares issuable upon exercise of presently exercisable options. Does not include 500 Common Shares held in a trust for the benefit of Mr. Bratton's minor son. Does not include 13,000 Common Shares obtainable upon exercise of presently non-exercisable options granted pursuant to the Directors Plan, 2,500 of which are subject to shareholder approval of the amendment to such Plan.

             (12) Includes 2,000 Common Shares issuable upon the exercise of options granted under the Directors Plan, which become exercisable within 60 days. Does not include 13,000 Common Shares obtainable upon exercise of presently non-exercisable options granted pursuant to the Directors Plan, 2,500 of which are subject to shareholder approval of the amendment to such Plan.

             (13) Mr. Cisneros is vested in 20% of the option to purchase 10,000 Common Shares and the remainder becomes exercisable in increments of 20% of the original grant annually commencing April 28, 1994. The option to purchase 2,500 Common Shares becomes exercisable in 20% increments commencing November 1, 1994; the option to purchase 2,500 Common Shares, subject to shareholder approval becomes exercisable in 20% increments commencing February 1, 1995.

              (14) Messrs. Siu and Spievack's options to purchase 10,000 Common Shares are presently exercisable. Their options to purchase 2,500 Common Shares become exercisable in 20% increments annually beginning November 1, 1994; the options to purchase 2,500 Common Shares, subject to shareholder approval, become exercisable in 20% increments commencing February 1, 1995.

              (15) Messrs. Taylor, Marion and Bratton's options to purchase 10,000 and 2,500 Common Shares become exercisable in 20% increments annually beginning March 19, 1994 and November 1, 1994, respectively; the options to purchase 2,500 Common Shares, subject to shareholder approval, become exercisable in 20% increments annually commencing February 1, 1995.

              (16) Mr. Levy's options to purchase 10,000 and 2,500 Common shares become exercisable in 20% increments annually beginning April 14, 1994 and November 1, 1994, respectively; the option to purchase 2,500 Common Shares, subject to shareholder approval, becomes exercisable in 20% increments commencing February 1, 1995.

              (17)  Less than (1%) percent.

                    There is no assurance that any of the Registered Shareholders will sell any or all of the Shares of Common Stock offered by them hereunder. This Prospectus may be amended or supplemented from time to time to add or delete affiliates of the Company, who have acquired or will acquire shares of Common Stock under the Plans, or who have disposed of such shares of Common Stock, to or from the list of Registered Shareholders and to update information concerning the holdings of shares or options under the Plans by any of the Registered Shareholders.

                          STATEMENT ON INDEMNIFICATION

                    Under provisions of the Company's By-laws, directors and officers have a right to indemnification by the Company, to the fullest extent permitted by New Jersey law.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public Policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

                    The following documents heretofore filed by TPI Enterprises, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (File No. 0-7961) are incorporated herein by reference:

                    1. Annual Report on Form 10-K for the year ended December 26, 1993;

                    2. As to the Company's common stock, which is registered under Section 12 of the Exchange Act, the description of such class of securities as given in Article Third of the Company's Restated Certificate of Incorporation and Certificate of Amendment dated March 25, 1987 (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1986) and in the Certificate of Amendment thereto dated November 10, 1988 (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1988).

                    3. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post effective amendment which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, as of the date of filing of such documents.

          ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

          ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

          ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                    Paragraph SIXTH of TPI Enterprises' Restated
          Certificate of Incorporation, as amended ("Paragraph Sixth") limits personal liability of its officers and directors to the fullest extent permitted by law and Article XI of TPI Enterprises' By-Laws provides for the indemnification of TPI Enterprises' officers and directors to the fullest extent permitted by law.

                    Article XI of TPI Enterprises' By-Laws. Article XI provides that directors and officers have a right to indemnification, to the fullest extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement incurred by any director or officer which arise from any threatened, pending or completed proceeding (other than a proceeding by or in the right of TPI Enterprises (a "Derivative Action")) by reason of the fact that such person was a director or officer of TPI Enterprises or is or was a director or officer of TPI Enterprises serving, at the request of TPI Enterprises, as a director, officer, trustee or employee of another corporation, partnership, employee benefit plan or other enterprise, unless the action giving rise to the claim for indemnification was not taken in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of TPI Enterprises, and in the case of a criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. TPI Enterprises shall pay the expenses of a director or officer in connection with a Derivative Action which involves a director or officer by reason of his being or having been a director or officer if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of TPI Enterprises; provided that where the director or officer is adjudged to be liable to TPI Enterprises with respect to such claim, issue or matter, indemnification would be available only to the extent authorized by the court. Article XI provides that the rights of directors and officers thereunder are contractual rights.

                    In accordance with New Jersey law, Article XI provides that indemnification of directors and officers may be made by TPI Enterprises only as authorized in a specific case upon a determination that the director or officer met the applicable standard of conduct set forth above, unless such indemnification is otherwise authorized by a court. Such determination shall be made by the Board or a committee thereof or, in certain circumstances, by written opinion of independent legal counsel. Article XI also provides that directors and officers may apply to a court for an award of indemnification by TPI Enterprises for unpaid amounts claimed thereunder, and that if such suit is successful on the merits or otherwise, the expenses incurred in connection with such proceeding shall also be reimbursed by TPI Enterprises. Article XI provides that, while it is a defense to such a suit that the person claiming indemnification has not met the applicable standard of conduct making indemnification permissible under the New Jersey Business Corporation Act, the burden of proving such defense shall be on TPI Enterprises and neither the failure of TPI Enterprises to have made a determination that indemnification is proper, nor an actual determination that such person has not met the applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere, shall be a defense to the action or create a presumption that such person has not met the applicable standard of conduct.

                    As permitted by New Jersey law, Article XI also requires that TPI Enterprises advance expenses to an indemnified party as authorized by the Board upon receipt of an undertaking to repay those amounts unless it is ultimately determined that such person is entitled to indemnification. In addition, Article XI provides, as permitted by New Jersey law, that TPI Enterprises may purchase and maintain insurance on behalf of its directors and officers against any expenses incurred and liabilities asserted against any director or officer by reason of his being or having been such, whether or not TPI Enterprises would have the power to indemnify such person against such expenses and liabilities under Article XI. TPI Enterprises presently maintains such insurance on behalf of its directors and officers.

                    Article XI further provides that (i) TPI
          Enterprises may indemnify directors and officers against excise taxes assessed on a person with respect to an employee benefit plan; and (ii) with respect to employee benefit plans, a person who acted in good faith and in a manner he believed to be in the best interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted not opposed to the best interest of TPI Enterprises as referred to in Article XI.

                    Paragraph Sixth of the Restated Certificate of Incorporation. Paragraph Sixth is intended to give TPI Enterprises' directors and officers the fullest protection against personal liability that is permitted under the New Jersey Business Corporation Act. Paragraph Sixth eliminates personal liability of directors and officers to TPI Enterprises or its shareholders for monetary damages for breach of any duty as a director or officer owed to TPI Enterprises or its shareholders, except for any breach of duty based upon an act or omission: (i) in breach of the duty of loyalty to TPI Enterprises or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by the director or officer of an improper personal benefit. Paragraph Sixth further provides that no amendment or repeal of Paragraph Sixth shall adversely affect any right or protection of a director or officer of TPI Enterprises existing at the time of such amendment or repeal.

                    Paragraph Sixth eliminates personal liability of directors and officers for violations of their fiduciary duty of care and absolves directors and officers from liability to TPI Enterprises or its shareholders for negligence in the performance of their duties, including gross negligence. Paragraph Sixth does not, however, limit the availability of equitable remedies such as an injunction or recession based on a director's or officer's breach of the duty of care. in addition, Paragraph Sixth does not insulate directors and officers of TPI Enterprises from liability to TPI Enterprises or its shareholders for breach of the duty of loyalty or for specified conduct involving "bad faith." Paragraph Sixth does not apply to acts or omissions of directors or officers that occurred before its adoption, and does not limit or affect the shareholders' ability to seek and obtain relief under any other law, including the federal securities laws.

                    Insurance.  The Directors and officers of TPI
          Enterprises are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

          ITEM 8.  EXHIBITS

          Exhibit
          Number                             Description

          4(a) TPI Enterprises, Inc. 1992 Stock Option and Incentive Plan (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference)


          4(b) TPI Enterprises, Inc. Non-Employee Directors Stock Option Plan (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference) and amendment thereto subject to shareholder ratification (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 26, 1993)

          4(c) & (d)          Description of the Company's common
                              stock as given in Article Third of the
                              Company's Restated Certificate of
                              Incorporation and Certificate of
                              Amendment dated March 25, 1987 (filed as an exhibit to the Company's Annual
                              Report on Form 10-K for the year ended
                              December 31, 1991 and incorporated
                              herein by reference as Exhibit 4(c) and
                              in the Certificate of Amendment thereto
                              dated November 10, 1988 (filed as an
                              exhibit to the Company's Annual Report
                              on Form 10-K for the year ended December
                              31, 1988 and incorporated herein by
                              reference as Exhibit 4(d))

          24                  Consent of Deloitte and Touche.

                    An opinion of counsel (Exhibit Number 5) is not being filed since the securities being registered are not original issuance securities.

          ITEM 9.  UNDERTAKINGS

               The Company hereby undertakes:

               1.   (a) --    To file, during any period in which
                              offers or sales are being made, a post-
                              effective amendment to the registration
                              statement to include any material
                              information with respect to the plan of
                              distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (b) -- That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c)  --   To remove from registration by means of
                              a post-effective amendment any of the
                              securities being registered which remain unsold at the termination of the offering.

               2.        --   That, for purposes of determining any
                              liability under the Securities Act of
                              1933, each filing of the registrant's
                              annual report pursuant to Section 13(a)
                              or 15(d) of the Securities Exchange Act
                              of 1934 (and, where applicable, each
                              filing of an employee benefit plan's
                              annual report pursuant to Section 15(d)
                              of the Securities Exchange Act of 1934)
                              that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3.        --   Insofar as indemnification for
                              liabilities arising under the Securities
                              Act of 1933 may be permitted to
                              directors, officers and controlling
                              persons of the registrant pursuant to
                              the foregoing provisions, or otherwise,
                              the registrant has been advised that in
                              the opinion of the Securities and
                              Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, and the State of Florida, on the 11th day of April, 1994.

                                        TPI ENTERPRISES, INC.

                                        By: /s/ Stephen R. Cohen
                                             Stephen R. Cohen
                                             Chairman of the Board
                                                of Directors

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                Title                    Date

          /s/ Stephen R. Cohen     Chairman of the
          Stephen R. Cohen         Board and Director       April 11, 1994

          /s/ J. Gary Sharp        President, Chief         April 11, 1994
          J. Gary Sharp            Executive Officer
                                   and Director

          /s/ Frederick W. Burford Executive Vice           April 11, 1994
          Frederick W. Burford     President, Chief
                                   Financial Officer
                                   and Director

          /s/ Paul James Siu       Director                 April 11, 1994
          Paul James Siu

          /s/ Edwin B. Spievack    Director                 April 11, 1994
          Edwin B. Spievack

          /s/ Osvaldo Cisneros     Director                 April 11, 1994
          Osvaldo Cisneros

          /s/ Thomas M. Taylor     Director                 April 11, 1994
          Thomas M. Taylor

          /s/ John L. Marion, Jr.  Director                 April 11, 1994
          John L. Marion, Jr.

          /s/ Douglas K. Bratton   Director                 April 11, 1994
          Douglas K. Bratton

          /s/ Lawrence F. Levy     Director                 April 11, 1994
          Lawrence F. Levy


                                    Exhibit Index

          Exhibit
          Number                             Description

          4(a) TPI Enterprises, Inc. 1992 Stock Option and Incentive Plan (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference).

          4(b) TPI Enterprises, Inc. Non-Employee Directors Stock Option Plan (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference) and amendment thereto subject to shareholder ratification (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 26, 1993 and incorporated herein by reference).

          4(c) & (d)          Description of the Company's common stock as
                              given in Article Third of the Company's
                              Restated Certificate of Incorporation and
                              Certificate of Amendment dated March 25,
                              1987 (filed as an exhibit to the Company's
                              Annual Report on Form 10-K for the year
                              ended December 31, 1991 and incorporated herein by reference as Exhibit 4(c) and in the Certificate of Amendment thereto dated
                              November 10, 1988 (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1988 and incorporated herein by reference as Exhibit
                              4(d)).

          24                  Consent of Deloitte and Touche



          Exhibit 24

          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of TPI Enterprises, Inc. on Form S-8 of our reports dated March 18, 1994, appearing in the Annual Report of Form 10-K of TPI Enterprises, Inc. for the fiscal year ended December 26, 1993.

          /s/ Deloitte & Touche

          Memphis, Tennessee
          April 11, 1994